UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

                   February 7, 2008
Date of Report (Date of earliest event reported)

                  Lincoln National Corporation
(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 N. Radnor Chester Road, Radnor, PA  19087
(Address of principal executive offices)  (Zip Code)

(484) 583-1400
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure ofDirectors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2008, the Compensation Committee of our Board of Directors took the following actions:

(1)           Approved the performance-based compensation measures pursuant to which annual incentive program (“AIP”) awards may be earned by executive officers under the Lincoln National Corporation Amended and Restated Incentive Compensation Plan (the “ICP”) during fiscal 2008, for payment in 2009.  The 2008 performance measures are:

• income from operations per share,
• sales growth, and
• merger-related expense savings.

For the executive officers in our business lines, these measures are weighted between enterprise results and the applicable line of business results, with income from operations replacing income from operations per share.  In addition, Patrick P. Coyne, who is President of Lincoln National Investment Company, Inc. and Delaware Management Holdings, Inc., has retail investment performance and institutional investment performance as additional performance measures.  The retail investment performance measure is based on the percentage of Delaware retail funds that beat their Lipper peer group’s average performance over one, three, five and 10-year periods.  The institutional investment performance measure is based on the performance of eight Delaware institutional performance composites created in accordance with CFA institute standards (GIPS), which are compared to the appropriate industry benchmarks over one, three and five-year periods.

Unless and until we disclose new performance measures, these measures will apply to future AIP awards.

The ICP was filed as Exhibit 4 to our proxy statement for the 2007 Annual Meeting of Shareholders.  Annual incentive awards, if and to the extent earned, will be paid in cash, unless an executive officer does not meet the share ownership requirements applicable to him at the time of payment, in which case the award will be paid in shares of common stock, as provided in the ICP.

(2)           Approved the performance goals for the three-year (2008-2010) ICP long-term performance cycle.  The performance measures are:

• growth in income from operations per share,
• sales growth, and
• return on equity.

Unless and until we disclose new performance measures, these measures will apply to future long-term incentive awards.

In a Form 8-K filed on November 9, 2007, we reported  the 2008-2010 long-term incentive (“LTI”) compensation target, as a percentage of base salary, for each of the named executive officers identified in our 2007 proxy statement filed with the SEC on April 4, 2007 who was then employed by us (“NEOs”).  One-half of the LTI compensation target was paid in the form of a stock option that vests over a three-year period if the NEO remains employed by us on each vesting date. The options granted to the NEOs all had a strike price of $52.76 and were as follows:  Mr. Glass—319,364; Mr. Crawford—91,631;  Mr. Coyne—101,273; and Mr. Thompson—112,070.

Except for Mr. Coyne, the remainder of the LTI target compensation is in the form of a 2008-2010 performance cycle award, that will be paid out or vest after the end of the applicable performance period only upon the Compensation Committee’s determination that threshold performance has been achieved for at least one of the three performance measures described above.  Participants will have the opportunity to elect to receive their performance cycle award as either: 100% performance shares or 75% performance shares and 25% cash (permitted only if current share ownership requirements are satisfied).  Such elections were made in advance of the date on which the cycle was established.  Participants entering the cycle after that date will receive their awards entirely in performance shares.  For Mr. Coyne, 16.5% of his LTI target compensation is in the form of a 2008-2010 performance cycle award as described above and 33.5% is in the form of restricted stock units of Delaware Investments U.S., Inc. (“DIUS”), as described below.  Performance awards are converted to shares based on the value of the award divided by the average of the high and low prices of our common stock on the NYSE's consolidated transactions tape on February 6, 2008 of $55.

The 2008 long term incentive program is substantially similar to the 2006 program, which is described in Exhibit 10.1 to our Form 8-K filed with the SEC on April 12, 2006.  The 2008-2010 Long-Term Incentive Plan Award Agreement is attached hereto as Exhibit 10.1, and incorporated herein by reference. The 2008 non-qualified stock option award agreement is attached hereto as Exhibit 10.2, and incorporated herein by reference.

(3)           Granted to Mr. Coyne an award of restricted stock units of DIUS under the DIUS Incentive Compensation Plan (the “DIUS ICP”).  The dollar value of the restricted stock units is $530,000 and will be converted into a number of restricted stock units when the December 31, 2007 valuation of DIUS shares is completed. Because DIUS stock is not publicly traded, an independent valuation firm performs periodic valuations of DIUS to determine the fair market value (“FMV”) of the DIUS stock underlying all forms of equity granted pursuant to the DIUS ICP.  The valuation guidelines take a “market transaction” approach to valuation, considering three commonly applied benchmarks in the asset management industry: (a) assets under management, (b) price to revenues, and (c) earnings before interest, taxes, depreciation and amortization as well as comparable market transactions.  The DIUS ICP was filed as Exhibit 10.1 to our Form 8-K filed on November 9, 2007.   The form of restricted stock unit agreement is attached hereto as Exhibit 10.3, and incorporated herein by reference.

(4)           Pursuant to the ICP, the Committee is authorized to make adjustments in the terms and conditions of awards in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting us; provided that the adjustment would not cause an award intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended, and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Section 162(m).  Currently, Section 162(m) applies to all of our NEOs, except the chief financial officer.  Accordingly, consistent with the terms of the ICP, the Committee approved an adjustment to the calculation of “return on equity” for the purpose of determining the extent to which participants, excluding all of the NEOs, except our chief financial officer, achieved that performance measure for the 2005-2007 ICP long-term performance cycle.  For Frederick J. Crawford, our chief financial officer, the adjustment resulted in the vesting of approximately 3,913 of additional performance shares.  The adjustment related to the impact to the equity component of ROE from the goodwill associated with our acquisition of Jefferson-Pilot Corporation (“JP”) and resulted in a payout equal to 86% of target versus an unadjusted payout of 63.5% of target.  The Committee did not adjust the calculation to entirely eliminate the goodwill associated with our acquisition of JP, which would have resulted in an above target payout.  The Committee took this action because the JP transaction was not anticipated at the beginning of the cycle and was beneficial to us and our shareholders, and the Committee believed that the goodwill from the transaction should not have such a negative effect on the participants’ long-term incentive payment.

Item 9.01.   Financial Statements and Exhibits.

The Exhibit Index set forth on page E-1 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION
By /s/ Douglas N. Miller
Name: Douglas N. Miller
Title: Vice President and
Chief Accounting Officer

Date:  February 13, 2008

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Form of 2008-2010 Long-Term Incentive Plan Award Agreement
10.2	Form of 2008 Non-Qualified Stock Option Agreement
10.3	Form of Restricted Stock Unit Agreement under the Delaware Investments U.S., Inc. Incentive Compensation Plan